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                                                                   Exhibit 23(a)





                 Consent of Ernst & Young, Independent Auditors




We consent to the incorporation by reference in the Registration Statement (Form S-8, dated February 16, 1994) pertaining to the Society Corporation Employees' Stock Purchase Plan, of our report dated January 29, 1993, with respect to the consolidated financial statements of Society Corporation and Subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1992, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young
                                                --------------------------
                                                ERNST & YOUNG





Cleveland, Ohio
February 14, 1994